EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 constituting a part of this Registration Statement on Form S-8, Registration Number 333-38626, of our reports dated March 14, 2006 relating to the consolidated financial statements and the effectiveness of Forrester Research, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.
/s/ BDO Seidman, LLP
BDO SEIDMAN, LLP
Boston, Massachusetts
July 28, 2006